EXHIBIT 23.1





                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS





Barringer Technologies Inc.
Murray Hill, New Jersey


         We hereby consent to the incorporation by reference in Registration Statement Nos. 33-78888 and 333-11629 of Barringer Technologies Inc. on Forms S-3 and Registration Statement Nos. 333-25573 and 333-35133 of Barringer Technologies Inc. on Forms S-8, of our report dated February 19, 1998 (March 13, 1998 as to Note 16), relating to the consolidated financial statements and schedule of Barringer Technologies Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997.


                                             BDO SEIDMAN, LLP
                                             \S\ BDO SEIDMAN, LLP

Woodbridge, New Jersey
March 30, 1998